Exhibit 99.2

RISK FACTORS

You should carefully consider the general discussion of risk factors set forth in the material set forth under the caption “Business—Risk Factors” in our Form 10-K for the fiscal year ending December 31, 2009, and any amendments thereto, before making your investment decision, as well as those contained in any filing with the SEC subsequent to the date of this prospectus. Those risks are not the only risks we face. Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations. If any of the events or circumstances described in the aforementioned risks or other material actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

The factors identified below are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.

General Risks and Uncertainties

Operations history

In South Texas, our Vasquez project was mined out in 2008 and is now being restored. Rosita production was shut-in in October 2008 due to depressed pricing and technical challenges in the first new wellfield that made mining uneconomical. The decline in uranium prices throughout 2008 also led to a decision in October 2008 to defer new wellfield development at Rosita and Kingsville Dome. Production continued in two existing wellfields at Kingsville Dome and was completed in July 2009. The Company has not had any operating mines in Texas since that time, and does not plan to return to production until uranium prices recover.

In New Mexico, the Churchrock project has been delayed due to depressed uranium prices and by a lawsuit to determine whether the U.S. Environmental Protection Agency or the State of New Mexico has the jurisdiction to issue Underground Injection Control program permits required for our mining operations. On June 15, 2010 the United States Court of Appeals for the Tenth Circuit en banc held that the Company’s Section 8 property in Churchrock, New Mexico is not Indian Country, the result of which is that the authority to issue an Underground Injection Control permit to the Company falls under the jurisdiction of the State of New Mexico, and not the U.S. Environmental Protection Agency. No petitions for certiorari to the U.S. Supreme Court were filed by the September 13, 2010 deadline. The ruling will enable the Company to seek to renew the Underground Injection Control permit that it had been granted by the State of New Mexico in 1989.

Liquidity

Our highest priority is to maintain a positive cash position while we await the return of the uranium market and improved prices. Production ceased in the second quarter of 2009 when it was determined that the best economic decision for stockholders given the price of uranium at the time was to preserve our assets until appropriate margins could be obtained.

On September 29, 2010, in connection with the legal action initiated in June 2008 titled, Saenz v. URI Inc., we entered into a settlement agreement under which we will pay to plaintiffs $1.375 million in cash which includes amounts for prior royalties that the plaintiffs had previously rejected. The payment of this settlement is subject to execution of amendments to the related leases and to documentation of other aspects of the settlement and dismissal of the suit and is expected to be made in November 2010.

We had $6.1 million in cash at December 31, 2009 and $10.5 million at September 30, 2010. As of December 31, 2009 the Company had sold its entire uranium inventory and as such, we do not expect any additional sales revenue or related cash inflows for the Company in 2010. The Company raised additional capital in June and July 2010 through an underwritten public offering. Under the transactions, a total of 27,142,830 shares of common stock were sold in the offering with net proceeds of approximately $10.1 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Company expects that its existing cash, together with the net proceeds of this offering, will provide sufficient liquidity into 2012. At such time, additional sources of cash will be required to maintain our liquidity.

We are not producing uranium at this time, nor do we expect to begin production in the near future unless uranium prices recover to a profitable level. As a result, we currently have no source of operating cash. If we cannot monetize certain existing Company assets, partner with another Company that has cash resources, find other means of generating revenue other than uranium production and/or have the ability to access additional sources of private or public capital we may not be able to remain in business.

We will not commence production at our existing properties until uranium prices recover to a profitable level. Until uranium prices recover we will have no way to generate cash inflows unless we monetize certain Company assets or find other means to generate cash. In addition, our Vasquez project has been depleted of its economically recoverable reserves and our Rosita and Kingsville Dome projects have limited identified economically recoverable reserves. Our future uranium production, cash flow and income are dependent upon our ability to bring on new, as yet unidentified wellfields and to acquire and develop additional reserves. We can provide no assurance that our properties will be placed into production or that we will be able to continue to find, develop, acquire and finance additional reserves.

Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties. The volatility of uranium prices makes long-range planning uncertain and raising capital difficult.

In addition to ceasing all production, we have deferred all activities for delineation and development of new wellfields at our South Texas projects. We will be required to take certain significant actions before we could resume production should uranium prices improve suddenly. Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties. Any profit will necessarily be dependent upon, and affected by, the long and short term market prices of uranium, which are subject to significant fluctuation. Uranium prices have been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. A significant, sustained drop in uranium prices may make it impossible to operate our business at a level that will permit us to cover our fixed costs or to remain in operation.

We face risks related to exploration and development, if warranted, on our properties.

Our ability to operate profitably depends to a great degree on uranium prices and whether any of our exploration stage properties can be brought into production. The exploration for and development of uranium deposits involves significant risks. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether a uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, mining and reclamation and closure obligations. Most exploration projects do not result in the discovery of commercially mineable deposits of uranium and there can be no assurance that any of our exploration stage properties will be commercially mineable or can be brought into production.

The only market for uranium is nuclear power plants world-wide, and there are a limited number of customers.

We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

The price of alternative energy sources affects the demand for and price of uranium.

The attractiveness of uranium as an alternative fuel to generate electricity may to some degree be dependent on the relative prices of oil, gas, coal and hydro-electricity and the possibility of developing other low cost sources for energy. If the price of alternative energy sources decreases or new low-cost alternative energy sources are developed, the demand for uranium could decrease, which may result in the decrease in the price of uranium.

Public acceptance of nuclear energy is uncertain.

Maintaining the demand for uranium at current levels and any future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

We may not be able to mine a substantial portion of our uranium in New Mexico until a mill is built in New Mexico.

A substantial portion of our uranium in New Mexico lends itself most readily to conventional mining methods and may not be able to be mined unless a mill is built in New Mexico. We have no immediate plans to build, nor are we aware of any third party’s plan to build, a mill in New Mexico and there can be no guaranty that a mill will be built. In the event that a mill is not built a substantial portion of our uranium may not be able to be mined. Our inability to mine all or a portion of our uranium in New Mexico would have a material adverse effect on future operations.

Itochu elected to terminate our Joint Venture with them for the development of the Churchrock Property and we do not have a committed source of financing for the development of our Churchrock Property.

On December 5, 2006, HRI-Churchrock, Inc., a wholly owned subsidiary of the Company, entered into a joint venture with a wholly owned subsidiary of Itochu Corporation to develop jointly our Churchrock property in New Mexico. Under the terms of the joint venture, both parties had until April 2, 2007 to make a preliminary investment decision whether to move forward with the joint venture. The parties agreed to extend that date to March 2, 2009. On March 6, 2009, we received notification that Itochu had elected to terminate the Joint Venture. As a result, we no longer have a committed source of financing for the development of our Churchrock property. There can be no assurance that we will be able to obtain financing for this project. Our inability to develop the Churchrock property would have a material adverse effect on our future operations.

Our operations are subject to environmental risks.

We are required to comply with environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements and we anticipate that we will be required to continue to do so in the future. The material laws and regulations within the U.S. with which the Company must comply, include the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978, or

UMTRCA, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations, as applicable.

We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the NRC and the state of Texas. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations. Mining operations may be subject to other laws administered by the federal Environmental Protection Agency and other agencies.

The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, storage of hazardous materials, standards for heavy equipment used in mining or milling, the disposition of wastes, the decommissioning and reclamation of exploration, mining and in-situ sites, climate change and other environmental matters, each of which could have a material adverse effect on the cost or the viability of a particular project.

We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards, and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business or may cause material changes or delays in our intended activities.

Our operations may require additional analysis in the future including environmental, cultural and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees. We cannot provide assurance that we will be able to obtain or maintain all necessary permits that may be required to continue our operation or our exploration of our properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs. If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities and other dangers. If we are unable to maintain adequate insurance, or liabilities exceed the limits of our insurance policies, we may be unable to continue operations.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties are found to have commercial quantities of uranium, we would be subject to additional risks respecting any development and production activities.

Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure because of cost or other business reasons. In addition, the insurance industry is undergoing change and premiums are being increased. If we are unable to procure adequate insurance because of cost, unavailability or otherwise, we might be forced to cease operations.

Our inability to obtain financial surety would threaten our ability to continue in business.

Bonding requirements to comply with federal and state environmental and remediation requirements and to secure necessary licenses and approvals will increase significantly when future development and production occurs at our sites in Texas and New Mexico. The amount of the bonding for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the bonds will require us to provide cash collateral equal to the face amount of the bond to secure the obligation. We have received notice from our surety company demanding that we either increase the collateral supporting the bonds to 100% of the bond amount or cause the release of the bonds by the fourth quarter of 2011. In the event we are not able to raise, secure or generate sufficient funds necessary to satisfy these bonding requirements, we will be unable to develop our sites and bring them into production, which inability will have a material adverse impact on our business and may negatively affect our ability to continue to operate.

Competition from better-capitalized companies affects prices and our ability to acquire properties and personnel.

There is global competition for uranium properties, capital, customers and the employment and retention of qualified personnel. In the production and marketing of uranium, there are a number of producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. Many of these organizations also have substantially greater financial, technical, manufacturing and distribution resources than we have.

Our uranium production also competes with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union and from the sale of uranium inventory held by the United States Department of Energy. In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate uranium mining facilities. If we are unable to successfully compete for properties, capital, customers or employees or alternative uranium sources, it could have a materially adverse effect on our results of operations.

Because we have limited capital, inherent mining risks pose a significant threat to us compared with our larger competitors.

Because we have limited capital, we are unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

We may need to obtain additional financing in order to implement our business plan, and the inability to obtain it could cause our business plan to fail.

As of September 30, 2010, we had approximately $10.5 million in cash. We may require additional financing in order to complete our plan of operations. We may not be able to obtain all of the financing we require. Our ability to obtain additional financing is subject to a number of factors, including the market price of uranium, market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. In recognition of current economic conditions and the shut-down of production, we have significantly reduced our spending, delayed or cancelled planned activities and substantially changed our current corporate structure. However, these actions may not be sufficient to offset the detrimental effects of the weak economy and cessation of production, which could result in material adverse effects on our business, revenues, operating results and prospects.

Our business could be harmed if we lose the services of our key personnel.

Our business and mineral exploration programs depend upon our ability to employ the services of geologists, engineers and other experts. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses. In addition, several entities have expressed an interest in hiring certain of our employees. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place. To retain key employees, we may face increased compensation costs, including potential new stock incentive grants and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

Risks Relating to this Offering and our Common Stock

Approximately 38.6% of our Common Stock is controlled by three significant stockholders and management.

Approximately 33.4% of our Common Stock is controlled by three significant stockholders. In addition, our directors and officers are the beneficial owners of approximately 5.2% of our Common Stock. This includes, with respect to both groups, shares that may be purchased upon the exercise of outstanding options. Should these stockholders decide to act together, they may be able to substantially influence the management, affairs and operations of our company and all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Accordingly, the concentration of ownership by such stockholders may have the effect of delaying, deferring, preventing or facilitating a sale of our company or a business combination with a third party. Further, circumstances may arise in which the interests of these stockholders could conflict with the interests of our other stockholders.

The availability for sale of a large amount of shares may depress the market price of our Common Stock.

As of October 28, 2010, 84,264,256 shares of our Common Stock were currently outstanding, substantially all of which are registered or otherwise transferable. The availability for sale of a large amount of shares or conversion of the Company’s outstanding warrants by any one or several shareholders may depress the market price of our Common Stock and impair our ability to raise additional capital through the public sale of our Common Stock. We have no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of our Common Stock of the sale by them of their shares.

Terms of subsequent financings may adversely impact our stockholders.

In order to finance our working capital needs, we may have to raise funds through the issuance of equity or debt securities in the future. We currently have no authorized preferred stock. Depending on the type and the terms of any financing we pursue, stockholder’s rights and the value of their investment in our Common Stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our Common Stock, the market price of our Common Stock could be negatively impacted.

Shareholders could be diluted if we were to use Common Stock to raise capital.

We may need to seek additional capital to carry our business plan. This financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire Common Stock. These securities could be issued at or below the then prevailing market price for our Common Stock. Any issuance of additional shares of our Common Stock could be dilutive to existing stockholders and could adversely affect the market price of our Common Stock.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our Common Stock being offered is substantially higher than the book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. After giving effect to the sale by us of 7,150,000 shares of Common Stock in this offering, and based on a public offering price of $1.16 per share in this offering and a pro forma net tangible book value per share of our common stock of $0.41 as of June 30, 2010, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $0.75 per share in the net tangible book value of the common stock purchased. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.